SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   VIACOM INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                                 04-2949533
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(State of incorporation or organization)              (I.R.S. Employer
                                                     Identification No.)


1515 Broadway, New York, New York                          10036
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(Address of principal executive offices)                 (Zip Code)
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

Class A Common Stock, $0.01 Par Value             New York Stock Exchange
Class B Common Stock, $0.01 Par Value             New York Stock Exchange



        Securities to be registered pursuant to Section 12(g) of the Act:

                    Series C Preferred Stock, $0.01 Par Value

--------------------------------------------------------------------------------
                                (Title of Class)






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Item 1.  Description of Registrant's Securities to be Registered.
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         The titles of the Registrant's securities to be registered hereunder are (i) voting Class A Common Stock, $0.01 par value; (ii) non-voting Class B Common Stock, $0.01 par value, and (iii) Series C Preferred Stock, $0.01 par value. Incorporated herein by reference is the description of the securities to be registered hereunder appearing in the Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on May 4, 2000 (incorporated herein by reference to Annex B of Amendment No. 3 to the Registration Statement on Form S-4 dated November 24, 1999 and filed by the Registrant, File No. 333-88613).





Item 2.  Exhibits.
------   --------

         The Registrant's voting Class A Common Stock and non-voting Class B Common Stock being registered hereby pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Act"), are registered on an exchange on which no other securities of the Registrant are registered. The Registrant's Series C Preferred Stock is being registered hereby pursuant to Section 12(g) of the Act. The description of the securities to be registered hereunder appear in the Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on May 4, 2000 (incorporated herein by reference to Annex B of Amendment No. 3 to the Registration Statement on Form S-4 dated November 24, 1999 and filed by the Registrant, File No. 333-88613) which has been supplied to The New York Stock Exchange, Inc.

                                    SIGNATURE
                                    ---------

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 4, 2000

                                         VIACOM INC.



                                         By:  /s/ Michael D. Fricklas
                                            ------------------------------
                                         Name:   Michael D. Fricklas
                                         Title:  Senior Vice President, General
                                                 Counsel and Secretary